UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2017

GCI, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-5890	91-1820757
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 2 - Financial Information

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On August 14, 2017, GCI, Inc. (“Parent”), a wholly owned subsidiary of General Communication, Inc., and GCI Holdings, Inc. (“Borrower”), a wholly owned subsidiary of the Parent, entered into a Sixth Amendment to the Fourth Amended and Restated Credit and Guarantee Agreement dated as of February 2, 2015 among the Borrower, the Parent, the subsidiary guarantors party thereto, the lenders party thereto, Credit Agricole Corporate and Investment Bank, as administrative agent, MUFG Union Bank, N.A. and SunTrust Bank, as co-syndication agents, and Bank of America, N.A., as documentation agent (“Credit Agreement”). The amendment refinanced the $245.813 million Term Loan B with a new Term Loan B with the same principal amount and maturity date (the “Refinanced Term Loan B”). The Refinanced Term Loan B bears interest at either the alternate base rate or LIBOR (based on an interest period selected by the Borrower of one month, two months, three months or six months) at the Borrower’s election in each case plus a margin. Refinanced Term Loan B borrowings that are alternate base rate loans bear interest at a per annum rate equal to the alternate base rate plus a margin of 1.25% (a 0.75% decrease). Term Loan B borrowings that are LIBOR loans bear interest at a per annum rate equal to the applicable LIBOR plus a margin of 2.25% (a 0.75% decrease).

The Credit Agreement also includes a $215 million Term Loan A and a $200 million revolving credit facility, with a $50 million sub-limit for standby letters of credit, which were not refinanced.

The Credit Agreement contain certain affirmative and negative covenants that were not amended, including certain restrictions on the Parent, the Borrower and their subsidiaries with respect to, among other things: incurring additional indebtedness; creating liens on property or assets; making certain loans or investments; selling or disposing of assets or equity of subsidiaries; paying certain dividends and other restricted payments; dissolving, consolidating or merging; entering into certain transactions with affiliates; entering into sale or leaseback transactions; restricting subsidiary distributions; acquiring businesses; prepaying certain indebtedness; amending certain material agreements; entering into hedging arrangements; and restricting the Parent’s interest coverage ratio, total leverage ratio and senior leverage ratio.

Item 9.01 - Exhibits

Exhibit
Number	Description
4.1	Sixth Amendment to the Fourth Amended and Restated Credit Agreement dated as of August 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCI, INC.
(Registrant)

Date: August 18, 2017

	By	/s/ Peter J. Pounds
Name: Peter J. Pounds
Title: Chief Financial Officer,
Secretary, Treasurer,
and Director
(Principal Financial Officer)

Exhibit Index

Exhibit No.	Description
4.1	Sixth Amendment to the Fourth Amended and Restated Credit Agreement dated as of August 14, 2017